Entergy 639 Loyola Avenue New Orleans, LA 70113

Date:	July 31, 2019

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Second Quarter Earnings
On target for 2019; raising outlook midpoints for 2020 and 2021

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported second quarter 2019 earnings per share of $1.22 on an as-reported basis and $1.35 on an adjusted basis (non-GAAP).

“Our results for the quarter keep us well-positioned to achieve our full-year financial guidance,” said Entergy Chairman and Chief Executive Officer Leo Denault. “With a track record of success, clarity in our vision, and confidence in our strategy going forward, we are raising our 2020 and 2021 adjusted EPS outlooks and narrowing our adjusted EPS ranges across our forecast period.”

Business highlights included the following:

•	Entergy narrowed its 2019 adjusted EPS guidance to $5.15 to $5.45 and raised and narrowed its 2020 and 2021 adjusted EPS outlooks to $5.45 to $5.75 and $5.80 to $6.10, respectively.

•	The St. Charles Power Station was placed in service on budget and ahead of schedule.

•	Phase 1 of the Western Region economic transmission project was placed in service.

Table of Contents Page
News Release1
Appendices7
A: Consolidated Results and Adjustments8
B: Earnings Variance Analysis11
C: Utility Financial and Operating Measures13
D: EWC Financial and Operating Measures14
E: Consolidated Financial Measures15
F: Definitions and Abbreviations and Acronyms16
G: GAAP to Non-GAAP Reconciliations20
Financial Statements23

•	The MPSC approved the settlement in Entergy Mississippi’s annual FRP filing.

•	Entergy Louisiana and Entergy Arkansas each submitted annual FRP filings.

•	Pilgrim Nuclear Power Station permanently shut down on May 31, 2019.

•	The Edison Electric Institute awarded its Emergency Assistance Award to Entergy.

•	For the fourth consecutive year, Entergy Corporation was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the United States.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
As-reported earnings	236	245	(9)	491	378	113
Less adjustments	(26)	(14)	(12)	71	(32)	103
Adjusted earnings (non-GAAP)	262	259	3	420	410	10
Estimated weather in billed sales	12	21	(9)	(12)	37	(48)

(After-tax, per share in $)
As-reported earnings	1.22	1.34	(0.12)	2.54	2.08	0.46
Less adjustments	(0.13)	(0.08)	(0.05)	0.36	(0.18)	0.54
Adjusted earnings (non-GAAP)	1.35	1.42	(0.07)	2.18	2.26	(0.08)
Estimated weather in billed sales	0.06	0.11	(0.05)	(0.06)	0.20	(0.26)

Calculations may differ due to rounding

Consolidated Results

For second quarter 2019, the company reported earnings of $236 million, or $1.22 per share, on an as-reported basis and earnings of $262 million, or $1.35 per share, on an adjusted basis. This compared to second quarter 2018 earnings of $245 million, or $1.34 per share, on an as-reported basis and earnings of $259 million, or $1.42 per share on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For second quarter 2019, the Utility business reported earnings attributable to Entergy Corporation of $331 million, or $1.70 per share, on both an as-reported and an adjusted basis. This compared to second quarter 2018 earnings of $376 million, or $2.05 per share, on an as-reported basis and $333 million, or $1.82 per share, on an adjusted basis. Drivers for the quarter included:

•	rate activity at Entergy Arkansas, Entergy Louisiana, and Entergy Texas;

•	second quarter 2018 regulatory charges to return benefits of the lower federal tax rate to customers; and

•	higher other income largely due to higher AFUDC-equity funds.

These increases were partially offset by:

•	less favorable weather in second quarter 2019 compared to a year ago;

•	lower sales volume in the unbilled period;

•	higher spending on nuclear operations, information technology, and initiatives to explore new customer products and services; and

•	higher depreciation expense.

On a per share basis, 2019 results reflected higher shares outstanding from settlement of the company’s equity forward.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For second quarter 2019, Parent & Other reported a loss of $(69 million), or (35) cents per share, on both an as-reported and an adjusted basis. This compared to a loss of $(73 million), or (40) cents per share, on both an as-reported and an adjusted basis in second quarter 2018.

Entergy Wholesale Commodities

For second quarter 2019, EWC recorded a loss attributable to Entergy Corporation of
$(26 million), or (13) cents per share on an as-reported basis. This compared to a second quarter 2018 loss of $(57 million), or (31) cents per share, on an as-reported basis.

Second quarter 2019 earnings reflected lower impairment charges as compared to a year ago. EWC also recorded higher gains on decommissioning trust funds. These items were partially offset by lower revenue due to the shutdown of Pilgrim and tax benefits incurred in second quarter 2018.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per Share Guidance and Outlook

Entergy narrowed its 2019 adjusted EPS guidance range to $5.15 to $5.45 per share from $5.10 to $5.50.

In addition, with its customers in mind, the company identified investment opportunities to improve reliability and enable new customer products and services. Combined with non-fuel O&M efficiencies, customers will receive an improved level of service with minimal bill impacts. As a result, the company is increasing its 2020 and 2021 adjusted EPS outlook ranges to $5.45 to $5.75 and $5.80 to $6.10, respectively.

See webcast presentation slides for additional details.

The company has provided 2019 earnings guidance and 2020 and 2021 outlooks with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance or outlooks to guidance or outlooks presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the periods. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately (95) cents, (35) cents and $(1.35) per share in 2019, 2020 and 2021, respectively. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of the strategic decision to exit the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, July 31, 2019, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 7299636, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 7, 2019, by dialing 855-859-2056, conference ID 7299636.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of approximately $11 billion and nearly 13,700 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory & Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; return on average invested capital; and return on average common equity are included on both an adjusted and as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) would exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2019 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions; and (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and other catastrophic events.

Second Quarter 2019 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	331	376	(44)	562	591	(29)
Parent & Other	(69)	(73)	4	(141)	(137)	(4)
EWC	(26)	(57)	31	71	(75)	146
Consolidated	236	245	(9)	491	378	113

Less adjustments
Utility	—	43	(43)	—	43	(43)
Parent & Other	—	—	—	—	—	—
EWC	(26)	(57)	31	71	(75)	146
Consolidated	(26)	(14)	(12)	71	(32)	103

Adjusted earnings (loss) (non-GAAP)
Utility	331	333	(1)	562	548	14
Parent & Other	(69)	(73)	4	(141)	(137)	(4)
EWC	—	—	—	—	—	—
Consolidated	262	259	3	420	410	10
Estimated weather in billed sales	12	21	(9)	(12)	37	(48)

Diluted average number of common shares outstanding (in millions)	194	183		193	182

(After-tax, per share in $) (a)
Earnings (loss)
Utility	1.70	2.05	(0.35)	2.91	3.24	(0.33)
Parent & Other	(0.35)	(0.40)	0.05	(0.73)	(0.75)	0.02
EWC	(0.13)	(0.31)	0.18	0.36	(0.41)	0.77
Consolidated	1.22	1.34	(0.12)	2.54	2.08	0.46

Less adjustments
Utility	—	0.23	(0.23)	—	0.23	(0.23)
Parent & Other	—	—	—	—	—	—
EWC	(0.13)	(0.31)	0.18	0.36	(0.41)	0.77
Consolidated	(0.13)	(0.08)	(0.05)	0.36	(0.18)	0.54

Adjusted earnings (loss) (non-GAAP)
Utility	1.70	1.82	(0.12)	2.91	3.01	(0.10)
Parent & Other	(0.35)	(0.40)	0.05	(0.73)	(0.75)	0.02
EWC	—	—	—	—	—	—
Consolidated	1.35	1.42	(0.07)	2.18	2.26	(0.08)
Estimated weather in billed sales	0.06	0.11	(0.05)	(0.06)	0.20	(0.26)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for adjustments by driver.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2019 vs. 2018
($ in millions)
	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility	699	626	73	1,154	1,149	5
Parent & Other	(45)	(58)	13	(123)	(115)	(8)
EWC	(102)	(45)	(57)	22	46	(24)
Consolidated	552	523	29	1,053	1,080	(27)

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to a lower amount of unprotected excess ADIT returned to customers, lower nuclear refueling outage spending, and lower ARO spending at EWC. Higher severance and retention payments at EWC partially offset the increase.

Appendix A-3 and Appendix A-4 list adjustments by business. Amounts are shown on both an earnings and EPS basis. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Second Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for income tax effects and total, $ in millions)
	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change

(Pre-tax except for income tax effects and total, $ in millions)
Utility
2012 / 2013 IRS settlement	—	43	(43)	—	43	(43)
Total Utility	—	43	(43)	—	43	(43)
EWC
Income before income taxes	(35)	(86)	52	128	(105)	234
Income taxes	9	30	(21)	(57)	31	(88)
Preferred dividend requirements of subsidiaries	(1)	(1)	—	(1)	(1)	—
Total EWC	(26)	(57)	31	71	(75)	146

Total adjustments	(26)	(14)	(12)	71	(32)	103

(After-tax, per share in $) (b)
Utility
2012 / 2013 IRS settlement	—	0.23	(0.23)	—	0.23	(0.23)
Total Utility	—	0.23	(0.23)	—	0.23	(0.23)
EWC
Total EWC	(0.13)	(0.31)	0.18	0.36	(0.41)	0.77

Total adjustments	(0.13)	(0.08)	(0.05)	0.36	(0.18)	0.54

Calculations may differ due to rounding

(b)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for Income taxes and total, $ in millions)
	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility
Income taxes	—	43	(43)	—	43	(43)
EWC
Operating revenues	290	309	(19)	723	728	(5)
Fuel and fuel-related expenses	(26)	(19)	(7)	(51)	(39)	(12)
Purchased power	(15)	(18)	3	(31)	(35)	4
Non-fuel O&M	(200)	(200)	1	(401)	(393)	(7)
Asset write-off and impairments	(16)	(69)	53	(90)	(142)	52
Decommissioning expense	(64)	(60)	(4)	(128)	(118)	(9)
Taxes other than income taxes	(20)	(22)	2	(33)	(39)	6
Depreciation/amortization exp.	(38)	(39)	1	(76)	(77)	1
Other income (deductions)-other	64	40	24	232	26	206
Interest exp. and other charges	(9)	(8)	—	(18)	(17)	(1)
Income taxes	9	30	(21)	(57)	31	(88)
Preferred dividend	(1)	(1)	—	(1)	(1)	—
Total EWC	(26)	(57)	31	71	(75)	146

Total adjustments (after-tax)	(26)	(14)	(12)	71	(32)	103

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2019 versus 2018 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Second Quarter 2019 vs. 2018
(After-tax, per share in $)

	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2018 earnings	2.05	1.82		(0.40)	(0.40)	(0.31)		1.34	1.42
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.18	0.18	(e)	—	—	(0.10)	(f)	0.08	0.18
Non-fuel O&M	(0.11)	(0.11)	(g)	0.03	0.03	—		(0.08)	(0.08)
Asset write-offs and impairments	—	—		—	—	0.23	(h)	0.23	—
Decommissioning expense	(0.01)	(0.01)		—	—	(0.02)		(0.03)	(0.01)
Taxes other than income taxes	(0.03)	(0.03)		—	—	0.01		(0.02)	(0.03)
Depreciation/amortization exp.	(0.05)	(0.05)	(i)	—	—	—		(0.05)	(0.05)
Other income (deductions)-other	0.05	0.05	(j)	(0.01)	(0.01)	0.10	(k)	0.14	0.04
Interest exp. and other charges	(0.03)	(0.03)		—	—	—		(0.03)	(0.03)
Income taxes-other	(0.24)	(0.01)	(l)	0.01	0.01	(0.05)	(m)	(0.28)	—
Share effect	(0.11)	(0.11)	(n)	0.02	0.02	0.01		(0.08)	(0.09)
2019 earnings	1.70	1.70		(0.35)	(0.35)	(0.13)		1.22	1.35

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-Date 2019 vs. 2018
(After-tax, per share in $)

	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2018 earnings	3.24	3.01		(0.75)	(0.75)	(0.41)		2.08	2.26
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.25	0.25	(e)	—	—	(0.06)	(f)	0.19	0.25
Non-fuel O&M	(0.09)	(0.09)	(g)	0.02	0.02	(0.03)		(0.10)	(0.07)
Asset write-offs and impairments	—	—		—	—	0.22	(h)	0.22	—
Decommissioning expense	(0.02)	(0.02)		—	—	(0.04)		(0.06)	(0.02)
Taxes other than income taxes	(0.02)	(0.02)		—	—	0.03		0.01	(0.02)
Depreciation/amortization exp.	(0.09)	(0.09)	(i)	—	—	—		(0.09)	(0.09)
Other income (deductions)-other	0.08	0.08	(j)	(0.02)	(0.02)	0.89	(k)	0.95	0.06
Interest exp. and other charges	(0.05)	(0.05)	(o)	(0.03)	(0.03)	(0.01)		(0.09)	(0.08)
Income taxes-other	(0.21)	0.02	(l)	0.01	0.01	(0.21)	(m)	(0.41)	0.03
Preferred dividend requirements	(0.01)	(0.01)		—	—	—		(0.01)	(0.01)
Share effect	(0.17)	(0.17)	(n)	0.04	0.04	(0.02)		(0.15)	(0.13)
2019 earnings	2.91	2.91		(0.73)	(0.73)	0.36		2.54	2.18

Calculations may differ due to rounding.

(c)
Utility revenue and Utility income taxes exclude $61 million in second quarter 2019 and $278 million in second quarter 2018 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility revenue and Utility income taxes exclude $122 million in 2019 and $278 million in 2018.

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility As-Reported Operating revenue less Fuel, fuel-related expenses and gas purchased for resale; Purchased power; and Regulatory charges (credits) Variance Analysis 2019 vs. 2018 ($ EPS)
	2Q	YTD
Volume/weather	(0.17)	(0.33)
Retail electric price Reg. charges for lower tax rate	0.22 0.11	0.34 0.22
Other	0.02	0.02
Total	0.18	0.25

(e)
The second quarter and year-to-date earnings increases were primarily driven by rate activity from E-AR’s FRP, E-LA’s FRP, E-LA’s AMI rider, as well as E-TX’s base rate case. Second quarter 2019 also included recovery of the St. Charles Power Station. In addition, in the second quarter and year-to-date 2018, E-LA recorded regulatory charges to return the benefits of the lower effective federal tax rate to customers. Partially offsetting was the net effect of volume/weather primarily due to the effects of weather and lower volume in the unbilled period.

(f)
The second quarter and year-to-date earnings decreases were due largely to lower revenues due to the shutdown of Pilgrim in May 2019, as well as impacts on fuel expense from EWC plant impairments. The year-to-date decrease was partially offset by higher nuclear energy volume.

(g)
The second quarter and year-to-date earnings decreases from higher Utility non-fuel O&M reflected higher spending on information technology, initiatives to explore new customer products and services, and fossil-fueled generation due to higher scope of work during outages. These were partially offset by lower E-MS storm damage provisions (offset in operating revenue). The second quarter variance also included higher spending on nuclear operations, including higher outage costs and amortization. The year-to-date variance reflected lower nuclear spending in addition to the items previously noted.

(h)
The second quarter and year-to-date earnings increases from lower EWC asset write-offs and impairments were due to lower refueling outage costs being impaired in 2019, as well as a gain on the sale of a switchyard at Pilgrim.

(i)
The second quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including the St. Charles Power Station, partially offset by updated Grand Gulf depreciation rates.

(j)
The second quarter and year-to date earnings increases from Utility other income (deductions)-other were due largely to higher AFUDC-equity funds from higher CWIP in 2019, including the Lake Charles Power Station, Montgomery County Power Station and New Orleans Power Station. Changes in decommissioning trust fund activity also contributed.

(k)	The second quarter and year-to-date earnings increases from higher EWC other income (deductions)-other were due largely to gains on the decommissioning trust fund investments in 2019.

(l)
The second quarter and year-to-date as-reported earnings decreases from higher Utility income taxes were primarily due to the settlement of the 2012 / 2013 IRS audit totaling $43 million in second quarter 2018.

(m)
The second quarter and year-to-date earnings decreases from higher EWC income taxes were primarily due to $13 million in tax benefits from the settlement of the 2012 / 2013 IRS audit in second quarter 2018. The year-to date earnings decrease also reflected an accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.

(n)
The second quarter and year-to-date earnings per share decreases from share effect were due to settlement of the equity forward (6.8 million shares settled in December 2018 and 8.4 million shares settled in May 2019).

(o)	The year-to-date earnings decrease from higher Utility interest expense was largely due to higher debt balances at E-AR and E-LA.

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provides comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Second Quarter and Year-to-Date 2019 vs. 2018
	Second Quarter				Year-to-Date
	2019	2018	% Change	% Weather Adjusted (p)	2019	2018	% Change	% Weather Adjusted (p)
GWh billed
Residential	7,652	7,749	(1.3)	0.4	16,123	17,036	(5.4)	—
Commercial	6,841	6,943	(1.5)	(0.4)	13,264	13,675	(3.0)	(0.9)
Governmental	626	612	2.3	2.3	1,227	1,220	0.6	0.8
Industrial	11,965	12,219	(2.1)	(2.1)	23,648	23,624	0.1	0.1
Total retail sales	27,084	27,523	(1.6)	(0.9)	54,262	55,555	(2.3)	(0.2)
Wholesale	3,170	2,566	23.5		6,984	5,810	20.2
Total sales	30,254	30,089	0.5		61,246	61,365	(0.2)

Number of electric retail customers
Residential	2,489,842	2,479,833	0.4
Commercial	358,545	356,688	0.5
Governmental	17,906	17,966	(0.3)
Industrial	41,416	43,212	(4.2)
Total retail customers	2,907,709	2,897,699	0.3

Non-fuel O&M per MWh	$22.79	$22.05	3.4		$21.44	$21.05	1.8

On a weather-adjusted basis for second quarter 2019, billed sales decreased (0.9) percent, including lower industrial and commercial sales. Industrial billed sales volume decreased (2.1) percent driven by lower sales to cogeneration customers as well as existing customers. This was partially offset by continued growth from new and expansion customers. Residential billed sales increased 0.4 percent.

Appendix C-2: Utility Operating Measures
Twelve Months Ended June 30, 2019 vs. 2018
	Twelve Months Ended June 30
	2019	2018	% Change	% Weather Adjusted (p)
GWh billed
Residential	36,194	35,893	0.8	0.3
Commercial	29,015	29,096	(0.3)	(0.4)
Governmental	2,588	2,529	2.3	1.9
Industrial	48,408	48,067	0.7	0.7
Total retail sales	116,205	115,585	0.5	0.3

Calculations may differ due to rounding
Certain prior year data has been reclassified to conform with current year presentation

(p)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2019 vs. 2018
($ in millions)	Second Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Net income (loss)	(25)	(56)	31	72	(74)	146
Add back: interest expense	9	8	1	18	17	1
Add back: income taxes	(9)	(30)	21	57	(31)	88
Add back: depreciation and amortization	38	39	(1)	76	77	(1)
Subtract: interest and investment income	75	58	17	257	56	201
Add back: decommissioning expense	64	60	4	128	118	10
Adjusted EBITDA (non-GAAP)	2	(37)	39	94	50	44

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Second Quarter and Year-to-Date 2019 vs. 2018
	Second Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
Owned capacity (MW) (q)	3,274	3,962	(17.4)	3,274	3,962	(17.4)
GWh billed	7,258	7,281	(0.3)	14,461	14,277	1.3

EWC Nuclear Fleet
Capacity factor	92%	86%	7.0	89%	85%	4.7
GWh billed	6,703	6,713	(0.1)	13,392	13,121	2.1
Production cost per MWh	$24.82	$17.15	44.7	$21.92	$17.93	22.3
Average energy/capacity revenue per MWh	$37.85	$41.82	(9.5)	$48.55	$49.21	(1.4)
Refueling outage days
Indian Point 2	—	20		—	33
Indian Point 3	8	—		29	—
Palisades	—	—		—	—
Pilgrim	—	—		—	—

Calculations may differ due to rounding

(q)	Second quarter and year-to-date 2019 exclude Pilgrim (688MW), which was shut down May 31, 2019.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Second Quarter 2019 vs. 2018 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2019	2018	Change
GAAP Measures
As-reported ROIC	5.5%	3.2%	2.3%
As-reported ROE	10.8%	3.6%	7.2%

Non-GAAP Measures
Adjusted ROIC	5.5%	5.2%	0.3%
Adjusted ROE	11.0%	10.1%	0.9%

As of June 30 ($ in millions)	2019	2018	Change
GAAP Measures
Cash and cash equivalents	636	813	(177)
Revolver capacity	4,120	3,885	235
Commercial paper	1,635	1,945	(310)
Total debt	19,054	17,881	1,173
Securitization debt	360	483	(123)
Debt to capital	65.5%	68.5%	(3)%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	58	64	(6)
Leases - Entergy’s share (r)	—	429	(429)
Power purchase agreements accounted for as leases (r)	—	136	(136)
Total off-balance sheet liabilities	58	629	(571)

Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	65.1%	67.9%	(2.8%)
Gross liquidity	4,756	4,698	58
Net debt to net capital, excluding securitization debt	64.3%	66.9%	(2.6%)
Parent debt to total debt, excluding securitization debt	19.4%	24.0%	(4.6%)
FFO to debt, excluding securitization debt	11.8%	15.4%	(3.6%)
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	15.8%	15.9%	(0.1%)

(r)
As of January 1, 2019, Entergy adopted ASC 842, the new lease accounting standard. As a result, Entergy re-evaluated all agreements and put all agreements that qualified as operating leases on the balance sheet, and there are no longer any off-balance sheet liabilities for leases.

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of electric retail customers	Average number of customers for the quarter

EWC Operating and Financial Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by average common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Parent debt to total debt, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
COD
CT
CWIP
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENGC
ENP
EPS
ETR
EWC
FERC
FFO
FRP
GAAP
Grand Gulf or GGNS
Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience & necessity
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Generation Company
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
ISO LPSC LTM LTSA MISO Moody’s MPSC MTEP Nelson 6 NEPOOL Ninemile 6 Non-fuel O&M NDT NRC NYISO NYPA NYSE O&M OCF OpCo OPEB P&O Palisades Pilgrim PPA PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SCPS SEC SERI TCRF Union UPSA Vermont Yankee WACC
Independent system operator
Louisiana Public Service Commission
Last twelve months
Long-term service agreement
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
St. Charles Power Station (CCGT)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital

G: GAAP to Non-GAAP Reconciliations
Appendix G-1 and Appendix G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Second Quarter
		2019	2018
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	961	297
Preferred dividends		15	14
Tax effected interest expense		543	510
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,519	821

Adjustments in prior quarters		8	(517)
Adjustments		(26)	(14)
Total adjustments	(C)	(18)	(531)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		30	24

Total adjustments, including preferred dividends and tax effected interest expense (non-GAAP)	(D)	12	(507)

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	979	828
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,507	1,328

Average invested capital	(E)	27,586	25,480

Average common equity	(F)	8,910	8,197

As-reported ROIC	(B/E)	5.5%	3.2%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.5%	5.2%
As-reported ROE	(A/F)	10.8%	3.6%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.0%	10.1%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC

($ in millions except where noted)		Second Quarter
		2019	2018
Total debt	(A)	19,054	17,881
Less securitization debt	(B)	360	483
Total debt, excluding securitization debt	(C)	18,694	17,398
Less cash and cash equivalents	(D)	636	813
Net debt, excluding securitization debt	(E)	18,058	16,585

Total capitalization	(F)	29,071	26,102
Less securitization debt	(B)	360	483
Total capitalization, excluding securitization debt	(G)	28,711	25,619
Less cash and cash equivalents	(D)	636	813
Net capital, excluding securitization debt	(H)	28,075	24,806

Debt to capital	(A/F)	65.5%	68.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/G)	65.1%	67.9%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/H)	64.3%	66.9%

Revolver capacity	(I)	4,120	3,885

Gross liquidity (non-GAAP)	(D+I)	4,756	4,698

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	150	390
Commercial paper	(L)	1,635	1,945
Unamortized debt issuance and discounts	(M)	(9)	(11)
Total parent debt	(J+K+L+M)	3,626	4,174

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(J+K+L+M)/C]	19.4%	24.0%

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC (continued)

($ in millions except where noted)		Second Quarter
		2019	2018
Total debt	(A)	19,054	17,881
Less securitization debt	(B)	360	483
Total debt, excluding securitization debt	(C)	18,694	17,398

Net cash flow provided by operating activities, rolling 12 months	(D)	2,358	2,884

AFUDC - borrowed funds, rolling 12 months	(E)	(67)	(53)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		17	(149)
Fuel inventory		24	(1)
Accounts payable		(19)	190
Taxes accrued		9	28
Interest accrued		7	3
Other working capital accounts		(81)	(48)
Securitization regulatory charges		121	123
Total	(F)	78	146

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	2,213	2,685

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	11.8%	15.4%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(H)	651	76
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	97	—

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	15.8%	15.9%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$41,433	$6,270	$13,497	$61,200
Temporary cash investments	295,951	8,941	269,817	574,709
Total cash and cash equivalents	337,384	15,211	283,314	635,909
Notes receivable	—	(511,494)	511,494	—
Accounts receivable:
Customer	585,029	—	67,998	653,027
Allowance for doubtful accounts	(6,965)	—	—	(6,965)
Associated companies	15,091	(30,884)	15,793	—
Other	118,342	27	12,114	130,483
Accrued unbilled revenues	458,079	—	—	458,079
Total accounts receivable	1,169,576	(30,857)	95,905	1,234,624
Deferred fuel costs	8,685	—	—	8,685
Fuel inventory - at average cost	125,245	—	5,405	130,650
Materials and supplies - at average cost	755,440	—	31,628	787,068
Deferred nuclear refueling outage costs	158,480	—	60,789	219,269
Prepayments and other	186,748	(16,784)	97,339	267,303
TOTAL	2,741,558	(543,924)	1,085,874	3,283,508

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,420,941	(1,421,027)	86	—
Decommissioning trust funds	3,479,584	—	3,589,680	7,069,264
Non-utility property - at cost (less accumulated depreciation)	312,600	(9)	11,775	324,366
Other	442,407	—	1,232	443,639
TOTAL	5,655,532	(1,421,036)	3,602,773	7,837,269

PROPERTY, PLANT, AND EQUIPMENT

Electric	51,026,818	10,323	978,232	52,015,373
Natural gas	517,044	—	—	517,044
Construction work in progress	2,652,919	319	25,443	2,678,681
Nuclear fuel	673,866	—	82,685	756,551
TOTAL PROPERTY, PLANT AND EQUIPMENT	54,870,647	10,642	1,086,360	55,967,649
Less - accumulated depreciation and amortization	21,679,131	1,072	742,711	22,422,914
PROPERTY, PLANT AND EQUIPMENT - NET	33,191,516	9,570	343,649	33,544,735

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,882,432	—	—	4,882,432
Deferred fuel costs	239,694	—	—	239,694
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	55,041	2,749	10,090	67,880
Other	157,960	8,783	166,312	333,055
TOTAL	5,709,226	11,532	179,475	5,900,233

TOTAL ASSETS	$47,297,832	$(1,943,858)	$5,211,771	$50,565,745

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$150,010	$—	$—	$150,010
Notes payable and commercial paper:
Associated companies	—	—	—	—
Other	—	1,635,462	—	1,635,462
Account payable:
Associated companies	22,178	(32,653)	10,475	—
Other	1,119,821	245	292,541	1,412,607
Customer deposits	409,531	—	—	409,531
Taxes accrued	209,729	(7,302)	13,628	216,055
Interest accrued	165,334	26,420	1,293	193,047
Deferred fuel costs	65,823	—	—	65,823
Pension and other postretirement liabilities	42,735	—	12,319	55,054
Current portion of unprotected excess accumulated deferred
income taxes	189,273	—	—	189,273
Other	172,454	1,874	21,418	195,746
TOTAL	2,546,888	1,624,046	351,674	4,522,608

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,715,968	(362,194)	(962,524)	4,391,250
Accumulated deferred investment tax credits	208,925	—	—	208,925
Regulatory liability for income taxes - net	1,726,770	—	—	1,726,770
Other regulatory liabilities	1,877,241	—	—	1,877,241
Decommissioning and retirement cost liabilities	3,602,275	—	3,186,088	6,788,363
Accumulated provisions	518,100	—	621	518,721
Pension and other postretirement liabilities	1,902,228	—	654,010	2,556,238
Long-term debt	15,074,241	1,991,047	139,000	17,204,288
Other	1,130,883	(438,095)	61,623	754,411
TOTAL	31,756,631	1,190,758	3,078,818	36,026,207

Subsidiaries' preferred stock without sinking fund	195,178	—	24,249	219,427

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	3,855,088	1,082,780	1,601,665	6,539,533
Retained earnings	7,185,864	1,398,500	289,101	8,873,465
Accumulated other comprehensive income (loss)	(95,565)	—	(334,839)	(430,404)
Less - treasury stock, at cost (71,349,066 shares in 2019)	120,000	5,067,791	—	5,187,791
TOTAL	12,799,135	(4,758,662)	1,757,030	9,797,503

TOTAL LIABILITIES AND EQUITY	$47,297,832	$(1,943,858)	$5,211,771	$50,565,745

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$52,362	$4,096	$232	$56,690
Temporary cash investments	207,590	3,792	212,903	424,285
Total cash and cash equivalents	259,952	7,888	213,135	480,975
Notes receivable	—	(511,786)	511,786	—
Accounts receivable:
Customer	481,059	—	77,435	558,494
Allowance for doubtful accounts	(7,322)	—	—	(7,322)
Associated companies	28,949	(32,855)	3,906	—
Other	157,656	—	10,066	167,722
Accrued unbilled revenues	395,511	—	—	395,511
Total accounts receivable	1,055,853	(32,855)	91,407	1,114,405
Deferred fuel costs	27,251	—	—	27,251
Fuel inventory - at average cost	113,698	—	3,606	117,304
Materials and supplies - at average cost	719,438	—	33,405	752,843
Deferred nuclear refueling outage costs	147,796	—	83,164	230,960
Prepayments and other	171,199	(16,113)	79,240	234,326
TOTAL	2,495,187	(552,866)	1,015,743	2,958,064

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,430,792	(1,430,878)	86	—
Decommissioning trust funds	3,066,588	—	3,853,576	6,920,164
Non-utility property - at cost (less accumulated depreciation)	293,182	(14)	11,214	304,382
Other	436,981	—	284	437,265
TOTAL	5,227,543	(1,430,892)	3,865,160	7,661,811

PROPERTY, PLANT, AND EQUIPMENT

Electric	48,275,159	9,585	911,834	49,196,578
Property under capital lease	634,908	—	—	634,908
Natural gas	496,150	—	—	496,150
Construction work in progress	2,815,214	270	73,155	2,888,639
Nuclear fuel	753,513	—	107,759	861,272
TOTAL PROPERTY, PLANT AND EQUIPMENT	52,974,944	9,855	1,092,748	54,077,547
Less - accumulated depreciation and amortization	21,430,017	198	672,886	22,103,101
PROPERTY, PLANT AND EQUIPMENT - NET	31,544,927	9,657	419,862	31,974,446

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,746,496	—	—	4,746,496
Deferred fuel costs	239,496	—	—	239,496
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	41,969	2,677	9,947	54,593
Other	107,450	10,048	145,490	262,988
TOTAL	5,509,510	12,725	158,510	5,680,745

TOTAL ASSETS	$44,777,167	$(1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$650,009	$—	$—	$650,009
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,339	—	1,942,339
Account payable:
Associated companies	29,135	(51,435)	22,300	—
Other	1,174,309	45	321,704	1,496,058
Customer deposits	411,505	—	—	411,505
Taxes accrued	267,678	(18,490)	5,053	254,241
Interest accrued	166,592	26,401	199	193,192
Deferred fuel costs	52,396	—	—	52,396
Obligations under capital leases	1,617	—	—	1,617
Pension and other postretirement liabilities	49,104	—	12,136	61,240
Current portion of unprotected excess accumulated deferred
income taxes	248,127	—	—	248,127
Other	92,168	1,638	39,014	132,820
TOTAL	3,142,640	1,673,200	627,704	5,443,544

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,458,667	(317,012)	(1,034,503)	4,107,152
Accumulated deferred investment tax credits	213,101	—	—	213,101
Obligations under capital leases	20,378	—	—	20,378
Regulatory liability for income taxes - net	1,817,021	—	—	1,817,021
Other regulatory liabilities	1,620,254	—	—	1,620,254
Decommissioning and retirement cost liabilities	3,244,419	—	3,111,124	6,355,543
Accumulated provisions	513,489	—	618	514,107
Pension and other postretirement liabilities	1,937,884	—	678,201	2,616,085
Long-term debt	13,319,111	2,060,192	139,000	15,518,303
Other	740,865	(397,003)	642,009	985,871
TOTAL	28,885,189	1,346,177	3,536,449	33,767,815

Subsidiaries' preferred stock without sinking fund	195,153	—	24,249	219,402

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2018	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,864,764	767,625	1,319,042	5,951,431
Retained earnings	6,931,882	1,577,576	211,692	8,721,150
Accumulated other comprehensive income (loss)	(96,209)	—	(460,964)	(557,173)
Less - treasury stock, at cost (72,530,866 shares in 2018)	120,000	5,153,719	—	5,273,719
TOTAL	12,554,185	(4,980,753)	1,270,873	8,844,305

TOTAL LIABILITIES AND EQUITY	$44,777,167	$(1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,345,738	$(11)	$—	$2,345,727
Natural gas	30,699	—	—	30,699
Competitive businesses	—	—	289,783	289,783
Total	2,376,437	(11)	289,783	2,666,209

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	441,613	(13)	25,723	467,323
Purchased power	330,727	13	15,121	345,861
Nuclear refueling outage expenses	39,000	—	11,962	50,962
Other operation and maintenance	650,574	3,572	187,724	841,870
Asset write-offs, impairments and related charges	—	—	16,419	16,419
Decommissioning	40,402	—	64,225	104,627
Taxes other than income taxes	142,763	413	20,232	163,408
Depreciation and amortization	324,856	733	37,907	363,496
Other regulatory credits	(26,532)	—	—	(26,532)
Total	1,943,403	4,718	379,313	2,327,434

OPERATING INCOME	433,034	(4,729)	(89,530)	338,775

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,169	—	—	37,169
Interest and investment income	60,074	(39,249)	75,393	96,218
Miscellaneous - net	(28,579)	(5,638)	(11,653)	(45,870)
Total	68,664	(44,887)	63,740	87,517

INTEREST EXPENSE
Interest expense	162,607	29,623	8,882	201,112
Allowance for borrowed funds used during construction	(16,811)	—	—	(16,811)
Total	145,796	29,623	8,882	184,301

INCOME BEFORE INCOME TAXES	355,902	(79,239)	(34,672)	241,991

Income taxes	21,150	(10,402)	(9,290)	1,458

CONSOLIDATED NET INCOME	334,752	(68,837)	(25,382)	240,533

Preferred dividend requirements of subsidiaries	3,562	—	547	4,109

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$331,190	$(68,837)	$(25,929)	$236,424

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.71	($0.36)	($0.13)	$1.22
DILUTED	$1.70	($0.35)	($0.13)	$1.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,019,269
DILUTED				194,238,315
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,330,265	$(40)	$—	$2,330,225
Natural gas	29,943	—	—	29,943
Competitive businesses	—	—	308,602	308,602
Total	2,360,208	(40)	308,602	2,668,770

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	447,051	(40)	18,791	465,802
Purchased power	399,454	40	17,540	417,034
Nuclear refueling outage expenses	34,650	—	710	35,360
Other operation and maintenance	628,751	11,724	199,628	840,103
Asset write-offs, impairments and related charges	—	—	68,943	68,943
Decommissioning	37,285	—	60,320	97,605
Taxes other than income taxes	135,812	415	22,320	158,547
Depreciation and amortization	311,518	386	38,581	350,485
Other regulatory charges	143,294	—	—	143,294
Total	2,137,815	12,525	426,833	2,577,173

OPERATING INCOME	222,393	(12,565)	(118,231)	91,597

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	31,670	—	—	31,670
Interest and investment income	52,296	(38,713)	57,551	71,134
Miscellaneous - net	(28,370)	(2,786)	(17,335)	(48,491)
Total	55,596	(41,499)	40,216	54,313

INTEREST EXPENSE
Interest expense	154,587	29,261	8,466	192,314
Allowance for borrowed funds used during construction	(14,668)	—	—	(14,668)
Total	139,919	29,261	8,466	177,646

INCOME (LOSS) BEFORE INCOME TAXES	138,070	(83,325)	(86,481)	(31,736)

Income taxes	(240,324)	(10,128)	(30,144)	(280,596)

CONSOLIDATED NET INCOME	378,394	(73,197)	(56,337)	248,860

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$375,502	$(73,197)	$(56,884)	$245,421

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.07	($0.40)	($0.31)	$1.36
DILUTED	$2.05	($0.40)	($0.31)	$1.34

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,823,203
DILUTED				182,982,630
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,466,772	$(21)	$—	$4,466,751
Natural gas	85,647	—	—	85,647
Competitive businesses	—	—	723,394	723,394
Total	4,552,419	(21)	723,394	5,275,792

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	894,742	(23)	50,934	945,653
Purchased power	654,451	23	30,894	685,368
Nuclear refueling outage expenses	77,243	—	24,160	101,403
Other operation and maintenance	1,235,944	12,613	376,364	1,624,921
Asset write-offs, impairments and related charges	—	—	90,397	90,397
Decommissioning	79,126	—	127,620	206,746
Taxes other than income taxes	288,487	528	32,968	321,983
Depreciation and amortization	643,421	1,404	75,945	720,770
Other regulatory credits	(43,478)	—	—	(43,478)
Total	3,829,936	14,545	809,282	4,653,763

OPERATING INCOME	722,483	(14,566)	(85,888)	622,029

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	75,385	—	—	75,385
Interest and investment income	146,353	(79,023)	257,037	324,367
Miscellaneous - net	(77,982)	(7,776)	(24,769)	(110,527)
Total	143,756	(86,799)	232,268	289,225

INTEREST EXPENSE
Interest expense	322,013	62,027	18,065	402,105
Allowance for borrowed funds used during construction	(34,260)	—	—	(34,260)
Total	287,753	62,027	18,065	367,845

INCOME BEFORE INCOME TAXES	578,486	(163,392)	128,315	543,409

Income taxes	9,586	(21,975)	56,618	44,229

CONSOLIDATED NET INCOME	568,900	(141,417)	71,697	499,180

Preferred dividend requirements of subsidiaries	7,125	—	1,094	8,219

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$561,775	$(141,417)	$70,603	$490,961

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.94	($0.74)	$0.37	$2.57
DILUTED	$2.91	($0.73)	$0.36	$2.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				191,306,742
DILUTED				193,243,287
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,578,559	$(73)	$—	$4,578,486
Natural gas	86,638	—	—	86,638
Competitive businesses	—	—	727,526	727,526
Total	4,665,197	(73)	727,526	5,392,650

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	870,448	(73)	38,723	909,098
Purchased power	778,441	70	34,547	813,058
Nuclear refueling outage expenses	75,123	—	2,997	78,120
Other operation and maintenance	1,216,756	16,546	390,385	1,623,687
Asset write-offs, impairments and related charges	—	—	141,867	141,867
Decommissioning	73,550	—	118,455	192,005
Taxes other than income taxes	283,728	1,374	38,663	323,765
Depreciation and amortization	619,984	757	76,730	697,471
Other regulatory charges	186,319	—	—	186,319
Total	4,104,349	18,674	842,367	4,965,390

OPERATING INCOME	560,848	(18,747)	(114,841)	427,260

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	60,014	—	—	60,014
Interest and investment income	109,100	(77,286)	56,191	88,005
Miscellaneous - net	(45,503)	(4,387)	(29,959)	(79,849)
Total	123,611	(81,673)	26,232	68,170

INTEREST EXPENSE
Interest expense	304,159	54,349	16,729	375,237
Allowance for borrowed funds used during construction	(27,933)	—	—	(27,933)
Total	276,226	54,349	16,729	347,304

INCOME BEFORE INCOME TAXES	408,233	(154,769)	(105,338)	148,126

Income taxes	(188,100)	(17,611)	(31,222)	(236,933)

CONSOLIDATED NET INCOME	596,333	(137,158)	(74,116)	385,059

Preferred dividend requirements of subsidiaries	5,784	—	1,094	6,878

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$590,549	$(137,158)	$(75,210)	$378,181

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.27	($0.76)	($0.42)	$2.09
DILUTED	$3.24	($0.75)	($0.41)	$2.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,765,708
DILUTED				182,208,328
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,272,446	$(70)	$—	$9,272,376
Natural gas	155,445	—	—	155,445
Competitive businesses	—	—	1,464,773	1,464,773
Total	9,427,891	(70)	1,464,773	10,892,594

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,094,971	(72)	89,448	2,184,347
Purchased power	1,419,481	72	111,557	1,531,110
Nuclear refueling outage expenses	152,374	—	24,734	177,108
Other operation and maintenance	2,520,558	33,395	793,679	3,347,632
Asset write-offs, impairments and related charges	—	—	480,851	480,851
Decommissioning	155,201	—	248,049	403,250
Taxes other than income taxes	566,744	950	72,476	640,170
Depreciation and amortization	1,241,756	1,921	149,064	1,392,741
Other regulatory charges	71,252	—	—	71,252
Total	8,222,337	36,266	1,969,858	10,228,461

OPERATING INCOME	1,205,554	(36,336)	(505,085)	664,133

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	144,973	—	—	144,973
Interest and investment income	241,189	(156,351)	215,388	300,226
Miscellaneous - net	(94,505)	(14,641)	(51,287)	(160,433)
Total	291,657	(170,992)	164,101	284,766

INTEREST EXPENSE
Interest expense	631,747	128,413	35,030	795,190
Allowance for borrowed funds used during construction	(67,301)	—	—	(67,301)
Total	564,446	128,413	35,030	727,889

INCOME BEFORE INCOME TAXES	932,765	(335,741)	(376,014)	221,010

Income taxes	(534,863)	(39,617)	(181,185)	(755,665)

CONSOLIDATED NET INCOME	1,467,628	(296,124)	(194,829)	976,675

Preferred dividend requirements of subsidiaries	13,047	—	2,188	15,235

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,454,581	$(296,124)	$(197,017)	$961,440

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$7.79	($1.59)	($1.05)	$5.15
DILUTED	$7.69	($1.57)	($1.04)	$5.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				186,636,795
DILUTED				189,184,138
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,594,552	$(130)	$—	$9,594,422
Natural gas	152,068	—	—	152,068
Competitive businesses	—	—	1,513,633	1,513,633
Total	9,746,620	(130)	1,513,633	11,260,123

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,015,657	(130)	71,648	2,087,175
Purchased power	1,403,391	127	63,225	1,466,743
Nuclear refueling outage expenses	158,070	—	7,348	165,418
Other operation and maintenance	2,480,323	32,208	784,600	3,297,131
Asset write-offs, impairments and related charges	—	—	274,877	274,877
Decommissioning	144,663	—	238,357	383,020
Taxes other than income taxes	553,496	1,704	76,505	631,705
Depreciation and amortization	1,222,693	1,678	165,327	1,389,698
Other regulatory charges	133,325	—	—	133,325
Total	8,111,618	35,587	1,681,887	9,829,092

OPERATING INCOME (LOSS)	1,635,002	(35,717)	(168,254)	1,431,031

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	113,718	—	—	113,718
Interest and investment income	215,809	(154,523)	178,270	239,556
Miscellaneous - net	(77,387)	(6,562)	(69,631)	(153,580)
Total	252,140	(161,085)	108,639	199,694

INTEREST EXPENSE
Interest expense	607,729	102,308	27,946	737,983
Allowance for borrowed funds used during construction	(53,237)	—	—	(53,237)
Total	554,492	102,308	27,946	684,746

INCOME (LOSS) BEFORE INCOME TAXES	1,332,650	(299,110)	(87,561)	945,979

Income taxes	377,173	(97,766)	355,580	634,987

CONSOLIDATED NET INCOME (LOSS)	955,477	(201,344)	(443,141)	310,992

Preferred dividend requirements of subsidiaries	11,540	—	2,187	13,727

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$943,937	$(201,344)	$(445,328)	$297,265

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.24	($1.12)	($2.47)	$1.65
DILUTED	$5.20	($1.11)	($2.45)	$1.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,346,266
DILUTED				181,444,134
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$499,180	$385,059	$114,121
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,068,807	1,027,609	41,198
Deferred income taxes, investment tax credits, and non-current taxes accrued	225,749	88,732	137,017
Asset write-offs, impairments and related charges	26,684	51,503	(24,819)
Changes in working capital:
Receivables	(127,259)	(45,515)	(81,744)
Fuel inventory	(13,346)	8,512	(21,858)
Accounts payable	(18,832)	97,464	(116,296)
Taxes accrued	(38,186)	(8,092)	(30,094)
Interest accrued	(144)	(2,056)	1,912
Deferred fuel costs	31,796	(132,263)	164,059
Other working capital accounts	(51,782)	(134,982)	83,200
Changes in provisions for estimated losses	4,719	27,443	(22,724)
Changes in other regulatory assets	(135,936)	106,712	(242,648)
Changes in other regulatory liabilities	107,882	(247,239)	355,121
Changes in pensions and other postretirement liabilities	(66,033)	(181,278)	115,245
Other	(460,209)	38,314	(498,523)
Net cash flow provided by operating activities	1,053,090	1,079,923	(26,833)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,095,520)	(1,885,419)	(210,101)
Allowance for equity funds used during construction	75,607	60,335	15,272
Nuclear fuel purchases	(54,523)	(90,321)	35,798
Proceeds from sale of assets	19,801	9,163	10,638
Insurance proceeds received for property damages	7,040	10,523	(3,483)
Changes in securitization account	12,034	4,754	7,280
Payments to storm reserve escrow account	(4,623)	(2,744)	(1,879)
Decrease (increase) in other investments	51,073	(10,769)	61,842
Proceeds from nuclear decommissioning trust fund sales	2,487,915	1,801,170	686,745
Investment in nuclear decommissioning trust funds	(2,523,805)	(1,826,384)	(697,421)
Net cash flow used in investing activities	(2,025,001)	(1,929,692)	(95,309)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,391,547	3,359,193	2,032,354
Treasury stock	57,797	3,691	54,106
Common stock	607,650	—	607,650
Retirement of long-term debt	(4,214,495)	(2,569,131)	(1,645,364)
Repurchase of preferred membership units	(50,000)	—	(50,000)
Changes in credit borrowings and commercial paper - net	(306,877)	405,795	(712,672)
Other	(5,106)	10,434	(15,540)
Dividends paid:
Common stock	(345,452)	(321,821)	(23,631)
Preferred stock	(8,219)	(6,878)	(1,341)
Net cash flow provided by financing activities	1,126,845	881,283	245,562
Net increase in cash and cash equivalents	154,934	31,514	123,420
Cash and cash equivalents at beginning of period	480,975	781,273	(300,298)
Cash and cash equivalents at end of period	$635,909	$812,787	$(176,878)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$388,566	$362,629	$25,937
Income taxes	($6,967)	$14,145	($21,112)

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$240,533	$248,860	$(8,327)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	538,583	502,428	36,155
Deferred income taxes, investment tax credits, and non-current taxes accrued	120,865	(15,875)	136,740
Asset write-offs, impairments and related charges	1,222	25,703	(24,481)
Changes in working capital:
Receivables	(166,956)	(176,665)	9,709
Fuel inventory	(8,945)	24,773	(33,718)
Accounts payable	44,781	166,321	(121,540)
Taxes accrued	5,897	48,209	(42,312)
Interest accrued	20,402	7,955	12,447
Deferred fuel costs	11,595	(56,025)	67,620
Other working capital accounts	(9,766)	(106,978)	97,212
Changes in provisions for estimated losses	(9,001)	16,699	(25,700)
Changes in other regulatory assets	26,256	22,363	3,893
Changes in other regulatory liabilities	(23,042)	(215,859)	192,817
Changes in pensions and other postretirement liabilities	(58,320)	(83,860)	25,540
Other	(182,203)	114,481	(296,684)
Net cash flow provided by operating activities	551,901	522,530	29,371
INVESTING ACTIVITIES
Construction/capital expenditures	(1,143,891)	(953,940)	(189,951)
Allowance for equity funds used during construction	37,285	31,823	5,462
Nuclear fuel purchases	(16,078)	(40,674)	24,596
Proceeds from sale of assets	19,801	9,163	10,638
Insurance proceeds received for property damages	7,040	8,941	(1,901)
Changes in securitization account	13,118	11,817	1,301
Payments to storm reserve escrow account	(2,338)	(1,569)	(769)
Decrease (increase) in other investments	12,028	(10,363)	22,391
Proceeds from nuclear decommissioning trust fund sales	1,180,368	709,838	470,530
Investment in nuclear decommissioning trust funds	(1,181,376)	(720,290)	(461,086)
Net cash flow used in investing activities	(1,074,043)	(955,254)	(118,789)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,947,317	853,467	1,093,850
Treasury stock	22,220	1,739	20,481
Common stock	607,650	—	607,650
Retirement of long-term debt	(1,915,640)	(1,835,131)	(80,509)
Changes in credit borrowings and commercial paper - net	(306,860)	1,178,972	(1,485,832)
Other	(3,161)	5,241	(8,402)
Dividends paid:
Common stock	(172,861)	(160,934)	(11,927)
Preferred stock	(4,110)	(3,439)	(671)
Net cash flow provided by financing activities	174,555	39,915	134,640
Net decrease in cash and cash equivalents	(347,587)	(392,809)	45,222
Cash and cash equivalents at beginning of period	983,496	1,205,596	(222,100)
Cash and cash equivalents at end of period	$635,909	$812,787	$(176,878)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$173,631	$177,023	($3,392)
Income taxes	$6,877	$18,442	($11,565)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$976,675	$310,992	$665,683
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,081,753	2,063,516	18,237
Deferred income taxes, investment tax credits, and non-current taxes accrued	(119,831)	942,012	(1,061,843)
Asset write-offs, impairments and related charges	466,920	187,926	278,994
Changes in working capital:
Receivables	16,802	(149,243)	166,045
Fuel inventory	23,981	(744)	24,725
Accounts payable	(18,984)	189,579	(208,563)
Taxes accrued	9,178	27,963	(18,785)
Interest accrued	7,132	2,633	4,499
Deferred fuel costs	138,230	51,972	86,258
Other working capital accounts	(80,973)	(47,808)	(33,165)
Changes in provisions for estimated losses	12,982	31,504	(18,522)
Changes in other regulatory assets	(53,455)	639,604	(693,059)
Changes in other regulatory liabilities	(448,202)	2,676,806	(3,125,008)
Deferred tax rate change recognized as regulatory liability / asset	—	(3,665,498)	3,665,498
Changes in pensions and other postretirement liabilities	(189,696)	(131,618)	(58,078)
Other	(464,098)	(245,856)	(218,242)
Net cash flow provided by operating activities	2,358,414	2,883,740	(525,326)
INVESTING ACTIVITIES
Construction/capital expenditures	(4,152,111)	(3,773,239)	(378,872)
Allowance for equity funds used during construction	145,467	114,458	31,009
Nuclear fuel purchases	(266,786)	(257,889)	(8,897)
Payment for purchase of plant or assets	(26,623)	(16,762)	(9,861)
Proceeds from sale of assets	35,540	9,163	26,377
Insurance proceeds received for property damages	14,787	10,523	4,264
Changes in securitization account	1,436	(3,951)	5,387
Payments to storm reserve escrow account	(8,430)	(4,498)	(3,932)
Receipts from storm reserve escrow account	—	2,487	(2,487)
Decrease (increase) in other investments	7,342	(11,396)	18,738
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	59,643	—	59,643
Proceeds from nuclear decommissioning trust fund sales	7,171,536	3,501,219	3,670,317
Investment in nuclear decommissioning trust funds	(7,183,097)	(3,570,652)	(3,612,445)
Net cash flow used in investing activities	(4,201,296)	(4,000,537)	(200,759)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	10,067,890	4,132,054	5,935,836
Preferred stock of subsidiary	73,330	14,399	58,931
Treasury stock	157,421	76,601	80,820
Common stock	1,106,922	—	1,106,922
Retirement of long-term debt	(8,611,102)	(3,288,475)	(5,322,627)
Repurchase / redemption of preferred stock and preferred membership units	(103,868)	(20,599)	(83,269)
Changes in credit borrowings and commercial paper - net	(348,641)	735,134	(1,083,775)
Other	10,913	(1,602)	12,515
Dividends paid:
Common stock	(671,335)	(638,497)	(32,838)
Preferred stock	(15,526)	(13,926)	(1,600)
Net cash flow provided by financing activities	1,666,004	995,089	670,915
Net decrease in cash and cash equivalents	(176,878)	(121,708)	(55,170)
Cash and cash equivalents at beginning of period	812,787	934,495	(121,708)
Cash and cash equivalents at end of period	$635,909	$812,787	$(176,878)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$760,782	$706,445	$54,337
Income taxes	($1,287)	$15,443	($16,730)